Exhibit 99.2

Seagate Technology plc Fiscal Fourth Quarter and Year-End 2012 Financial Results

Supplemental Commentary

July 30, 2012

The information in this written commentary is being provided to the investment community concurrently with our press release. Please note that these remarks will not be read during the earnings conference call. The live call will consist of opening comments from Steve Luczo, Chairman, President and CEO, followed by a Q&A session with the executive management team.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending September 30, 2012 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K and Form 10-K/A as filed with the U.S. Securities and Exchange Commission on August 17, 2011 and August 24, 2011 respectively, and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on April 30, 2012 which statements are incorporated into this document by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Fiscal Fourth Quarter 2012 Financial Highlights

These results reflect the acquisition of Samsung’s 2.5” hard drive business in December 2011.

Revenue, Non-GAAP Gross Margin and Earnings Per Diluted Share

Seagate achieved record fourth quarter revenue of $4.5 billion, up 57% year over year. Non-GAAP gross margin as a percentage of revenue was 33.6% and earnings per diluted share were $2.41, representing a significant increase in profitability year over year. These strong results reflect an overall increase in sales volumes, higher average product portfolio pricing and contributions from new products.

For the fiscal year 2012, Seagate achieved revenue of $14.9 billion, up 36% over the prior fiscal year. Non-GAAP gross margin as a percentage of revenue was 31.7% and non-GAAP earnings per diluted share were $6.75, also representing a significant increase in profitability over the prior fiscal year.

Operating Results and Selected Balance Sheet Items

Seagate successfully delivered its portfolio of products to a broad base of customers and sequentially increased production and product shipments in the June quarter. Seagate’s business, however, was impacted by an isolated supplier quality issue that affected one high-demand, high-margin mission critical enterprise hard drive product. This one-time issue decreased enterprise sales by approximately 1.5 million hard drives in the June quarter, impacting revenue and profitability. The Company believes it has fully resolved the issue and has resumed shipments of the product.

Fiscal Q4 Operating Expenses were $427 million, up $66 million year over year. Within this line item, Product Development expenses were $269 million, Sales, Marketing, General and Administrative expenses were $140 million and Amortization of Intangibles costs associated with our Samsung business acquisition were $18 million.

Inventory at the end of the June quarter was $909 million, up approximately 8% sequentially. Inventory turns were 13.2, approximately flat sequentially. Finished goods were $398 million reflecting the return to stronger production schedules after six months of severe supply chain constraints.

Fiscal Q4 Days Sales Outstanding were 47, down 4 days sequentially.

Amortization of Acquisition Related Intangibles

As a result of the acquisition of Samsung’s HDD business, Seagate recognized a non-cash $35 million expense for amortization of acquisition-related intangibles in the June quarter, with approximately $17 million recorded in Cost of revenue and $18 million in Amortization of Intangibles.

Cash Flow from Operations and Share Repurchase

For the June quarter, Cash Flow from Operations was $1.4 billion, Capital Investment was $139 million and free cash flow (Cash Flow from Operations less Capital Investments) was $1.3 billion. Cash, Cash Equivalents, Restricted Cash, and Short-Term Investments totaled $2.2 billion at the end of the June 2012 quarter, up approximately $67 million sequentially.

For fiscal 2012, Cash Flow from Operations was $3.3 billion, up over 158% over the prior fiscal year. Seagate returned over 85% of 2012 Cash Flow from Operations to shareholders in dividends and share redemptions.

During the June quarter, the Company paid approximately $1.2 billion to redeem 45 million ordinary shares representing 85% of operating cash flow returned to shareholders. As of June 29, 2012 Seagate had approximately 396 million ordinary shares outstanding and the weighted average share count for the June quarter was 427 million fully diluted shares.

Disk Drive Market Commentary

All references to addressable markets in this document reflect the Company’s best estimates of industry hard drive product shipments based on external reporting sources.

The hard drive industry’s ability to manufacture and ship hard drives was severely disrupted by flooding in Thailand in early October 2011 and has been steadily improving since mid-December 2011. During the June 2012 quarter, the industry is estimated to have shipped approximately 157 million hard drives, reflecting approximately 101 exabytes of storage capacity and addressable market growth of approximately 7% sequentially.

During the June quarter, Seagate shipped a record 65.9 million hard drives, representing approximately 45 exabytes of storage. Seagate continues to focus on improving its mix of product sales towards higher capacity hard drives.

Enterprise class shipments in the June quarter increased 9% year over year to a record 8.5 million enterprise class hard drives. These results include 3.8 million mission critical server and storage applications hard drives and a record 4.7 million nearline applications hard drives. Cloud infrastructure build outs continue to fuel exceptional growth for the nearline hard drive market.

Client compute shipments in the June quarter increased 30% year over year to a record 46.3 million disk drives, including 22.4 million mobile hard drives and 23.9 million desktop hard drives.

Non-compute shipments in the June quarter increased 24% year over year to a record 11.2 million hard drives, including 7.4 million consumer electronics (“CE”) hard drives and 3.8 million Seagate branded hard drives.

Products and Technology Developments

In June, Seagate rolled out a major update to its consumer storage product line. With new naming, packaging and, most importantly, ease-of-use, Seagate introduced the BackUp Plus family of portable and desktop consumer storage products. Backup Plus drives deliver one-click back up setup, an updated and simplified dashboard for advanced configuration and the industry’s first one-click backup of social sites like Facebook and Flickr.

Also in June, Seagate announced an agreement to acquire a controlling interest in LaCie, one of the world’s premier brands of external storage products for consumers and businesses. LaCie will provide Seagate with access to premium retail channels, stronger presence in key geographies and additional design, software and engineering capabilities.

In May, Seagate was the first company in the industry to demonstrate solid-state drives working with the new 12Gb/s SAS standard. The company also announced a joint development agreement with, and investment in, Densbits to develop next-generation consumer- and enterprise-class SSDs.